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                                                                      Exhibit 99


                 [Virginia Commerce Bancorp, Inc. Logo omitted]

                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE


                         VIRGINIA COMMERCE BANCORP, INC.
                              ANNOUNCES STOCK SPLIT

         ARLINGTON, VA., THURSDAY, MARCH 16, 2006 - Virginia Commerce Bancorp, Inc. (NASDAQ-VCBI), Chairman, W. Douglas Fisher, today announced the declaration of a 3-for-2 stock split in the form of a 50% stock dividend, subject to the approval by shareholders at the Company's annual meeting to be held on April 26, 2006, of an amendment to the Articles of Incorporation increasing the number of authorized shares. If the amendment is approved at the annual meeting, the stock split in the form of a dividend will be payable to shareholders of record as of April 28, 2006, on May 12, 2006.

         Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through nineteen branch offices, two residential mortgage offices and one investment services office, principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

         Shareholders of Virginia Commerce Bancorp, Inc. are advised to read the proxy statement regarding the proposed amendment to the Articles of Incorporation when it is delivered to them because it will contain important information about the amendment. The proxy statement will be issued in connection with the solicitation of proxies by the Board of Directors of Virginia Commerce Bancorp, Inc. Copies of the proxy statement, when available, can be obtained at the SEC's website at www.sec.gov. Copies of the proxy statement, when available, can also be obtained, without charge, by directing a request to Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia, 20007, Attention: Lynda Cornell.

FOR FURTHER INFORMATION CONTACT:    WILLIAM K. BEAUCHESNE

              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                     703-633-6120 wbeauchesne@vcbonline.com